Exhibit 10.1

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is entered into as of December 20, 2005, by and among BROADVISION, INC., a Delaware corporation (the “Company”), and HONU HOLDINGS LLC (“Purchaser”).

RECITALS

WHEREAS, Purchaser holds a Senior Secured Convertible Promissory Note of the Company in the aggregate principal amount of $15,359,999.00 and with accrued interest as of the date of this Agreement of $181,545.19, and additional interest accruing at the rate of $2,104.11 per day (the “Note”); and

WHEREAS, the Company has authorized the sale and issuance pursuant to this Agreement of an aggregate of 34,500,000 shares of its Common Stock (the “Shares”) at a purchase price of $.45 per share; and

WHEREAS, Purchaser desires to purchase the Shares, on the terms and conditions set forth herein, in exchange for total consideration of $15,525,000.00, consisting of the cancellation of all of the unpaid principal under the Note and $165,001.00 of accrued and unpaid interest under the Note (the “Cancelled Interest”), with the balance of the accrued and unpaid interest to be paid in cash; and

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein; and

WHEREAS, in connection with such purchase and sale, Purchaser and the Company desire to enter into an Amended and Restated Registration Rights Agreement with respect to the Shares, a mutually satisfactory form of which has been reviewed by the parties (the “Registration Rights Agreement”);

NOW, THEREFORE, the parties agree as follows:

SECTION 1.  AGREEMENT TO SELL AND PURCHASE

1.1          Authorization of Shares.  The Company has authorized the sale and issuance to Purchaser of the Shares, which have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company, as amended as of the date of this Agreement and in the form as provided to the Purchaser.

1.2          Sale And Purchase.  Subject to the terms and conditions of this Agreement, at the Closing the Company hereby agrees to issue and sell the Shares to Purchaser and Purchaser agrees to purchase the Shares from the Company in consideration for the cancellation of (a) all of the unpaid principal under the Note and (b) the Cancelled Interest.

SECTION 2.  CLOSING, DELIVERY AND PAYMENT

2.1          Closing.  The closing of the sale and purchase of the Shares under this Agreement (the “Closing”) shall take place at 10:30 a.m. on December 30, 2005, at the offices of Cooley Godward LLP, 101 California Street, 5th Floor, San Francisco, California 94111 or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2          Deliveries.  At the Closing, subject to the terms hereof, Purchaser will deliver to the Company the original Note marked “Cancelled,” together with a document in form and substance satisfactory to the Company evidencing the cancellation of the Cancelled Interest. At or as soon as practicable following the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the Shares and a check in the amount of all accrued and unpaid interest under the Note other than the Cancelled Interest.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser as follows:

3.1          Organization, Good Standing And Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to issue and sell the Shares.

3.2          Capitalization.  The authorized capital stock of the Company, as of the date of this Agreement, consists of 2,000,000,000 shares of Common Stock, 34,428,665 shares of which are issued and outstanding, and 10,000,000 shares of preferred stock, none of which are issued and outstanding.

3.3          Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing.

3.4          Offering Valid.  Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.5          Rights Offering.  The Company has obtained all necessary corporate approvals to commence and, upon compliance with all applicable legal requirements, consummate the offering to all stockholders of the Company on a pro rata basis of rights to acquire approximately 202,200,000 shares of the Company’s Common Stock (including shares attributable to Purchaser and its affiliates) for cash at the same price per share at which Purchaser is acquiring the Shares (the “Rights Offering”).

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows:

4.1          Requisite Power And Authority.  Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions.  All action on Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

4.2          Investment Representations.  Purchaser understands that the Shares have not been registered under the Securities Act.  Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.  Purchaser hereby represents and warrants as follows:

(a)           Purchaser Bears Economic Risk.  Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b)           Acquisition For Own Account.  Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)           Purchaser Can Protect Its Interest.  Purchaser represents that by reason of Purchaser’s business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)           Rule 144.  Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the number of shares being sold during any three-month period not exceeding specified limitations.

(e)           Residence.  Purchaser resides in the State of California.

4.3          Legends.  To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below:

(a)           the following legend under the Securities Act:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)           any legend imposed or required by the Company’s Bylaws or applicable state Securities laws.

SECTION 5.  CONDITIONS TO CLOSING

5.1          Conditions To Purchaser’s Obligations At The Closing.  Purchaser’s obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)           Representations And Warranties True; Performance Of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           Legal Investment.  On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(c)           Consents, Permits, And Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

(d)           Registration Rights Agreement.  The Company shall have executed and delivered the Registration Rights Agreement.

5.2          Conditions To Obligations Of The Company.  The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a)           Representations And Warranties True.  The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)           Consents, Permits, And Waivers.  Either (i) the consummation of the purchase and sale contemplated by this Agreement without approval by the Company’s stockholders shall be permitted under applicable listing standards of the Nasdaq Stock Market or (ii) the Company’s Common Stock shall have been delisted from the Nasdaq Stock Market, and the Company shall have obtained any and all other consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing).

(c)           Registration Rights Agreement.  Purchaser shall have executed and delivered the Registration Rights Agreement.

SECTION 6.  COVENANTS

6.1          Nasdaq Matters.  Prior to December 30, 2005, the Company shall either (a) secure from the Nasdaq Stock Market such waiver or other communication as shall satisfy the Company that the purchase and sale contemplated by this Agreement without approval by the Company’s stockholders is permitted under applicable listing standards of the Nasdaq Stock Market or (b) take such action as may be necessary to cause the Company’s Common Stock to be delisted from the Nasdaq Stock Market effective prior to December 30, 2005, so as to render such Nasdaq Stock Market requirements inapplicable.

6.2          Company’s Effectuation of Rights Offering.  Following the Closing, the Company shall use all commercially reasonable efforts to effect the Rights Offering in an expeditious manner, including filing a registration statement, taking all necessary and appropriate steps to cause the SEC to declare the registration statement effective and distributing the Rights Offering materials to all holders of the Company’s Common Stock.

6.3          Purchaser’s Cooperation in Rights Offering; Waiver of Rights.  Purchaser, on behalf of itself and its affiliates, agrees to use all commercially reasonable efforts to cooperate with the Company to timely provide information to the Company in connection with the Rights Offering and to otherwise support and facilitate the Rights Offering process.  Purchaser hereby waives any and all rights that Purchaser may now have, or in the future may acquire, to purchase shares of the Company’s Common Stock in connection with the Rights Offering, whether by virtue of Purchaser’s ownership of shares of the Company’s Common Stock or otherwise.

6.4          Reporting Requirements.  With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement, the Company agrees to use reasonable best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           so long as Purchaser owns any shares of Common Stock issued pursuant to the terms of this Agreement, to furnish to Purchaser upon request (i) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

SECTION 7.  MISCELLANEOUS

7.1          Governing Law.  This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

7.2          Successors And Assigns.  Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.3          Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.4          Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5          Amendment And Waiver.  This Agreement may be amended or modified only upon the written consent of the Company and Purchaser.

7.6          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company and Purchaser at the addresses set forth on the signature page of this Agreement or at such other address as the Company or Purchaser may designate by ten days advance written notice to the other parties hereto.

7.7          Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however in the event the sale of Shares is consummated, the Company shall pay the costs and expenses, including attorneys fees, of Purchaser, associated with the transactions contemplated by this Agreement.

7.8          Titles And Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and shall not, by themselves, determine the construction of this Agreement.

7.9          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.10        Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.10 being untrue.

IN WITNESS WHEREOF, the parties hereto have executed this DEBT CONVERSION AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

BROADVISION, INC.

By:	/S/ WILLIAM E. MEYER
William E. Meyer
Executive Vice President and
Chief Financial Officer

PURCHASER:

HONU HOLDINGS LLC

By:	/S/ PEHONG CHEN
Pehong Chen
Manager

Address:	Honu Holdings LLC
c/o Cooley Godward LLP
101 California Street, Fifth Floor
San Francisco, CA 94111-5800
Attn: Kenneth L. Guernsey

WAIVER OF RIGHTS OFFERING PARTICIPATION

In consideration of the Company’s execution of the foregoing Agreement, each of the undersigned hereby waives any and all rights that the undersigned may now have, or in the future may acquire, to purchase shares of the Company’s Common Stock in connection with the Rights Offering, whether by virtue of the undersigned’s ownership of shares of the Company’s Common Stock or otherwise.

THE CHEN FAMILY TRUST
U/A/D JANUARY 15, 1993

/S/ PEHONG CHEN	By:	/S/ PEHONG CHEN
PEHONG CHEN		Pehong Chen
Trustee